EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the incorporation by reference  in  this  Annual
Report (Form 10-KSB) of Cucos Inc. of our report dated August 20,
1996, included in the 1996 Annual Report to Shareholders of Cucos
Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-03953, No. 33-15785, No. 33-26941, No. 33-45224 and No. 33-83712) pertaining to the Stock
Option Plans of Cucos Inc. of our report dated August 20, 1996, with respect to the financial statements of Cucos Inc. incorporated by reference in this Annual Report (Form 10-KSB) for the year ended June 30, 1996.


                                     Ernst & Young LLP

New Orleans, Louisiana
September 30, 1996